U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 21, 2010
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of	(Commission file number)	(I.R.S. employer identification
incorporation)		number)
Pier 1, Bay 1, San Francisco, California 94111
(Address of principal executive offices) (Zip code)
415-394-9000
(Registrants’ telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On July 21, 2010, we issued a press release entitled “AMB Property Corporation Announces Second Quarter 2010 Results,” which sets forth disclosure regarding our results of operations for the second quarter 2010. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the U.S. Securities and Exchange Commission.
ITEM 8.01 OTHER EVENTS.
On July 21, 2010, we reported results for the second quarter 2010. Funds from operations, as adjusted, per fully diluted share and unit was $0.30 for the second quarter of 2010, as compared to $0.37 for the same quarter in 2009. FFO, as adjusted for the second quarter of 2010, excludes $0.01 of restructuring and debt extinguishment charges.
Net income available to common stockholders per fully diluted share for the second quarter of 2010 was $0.02, as compared to $0.12 for the same quarter in 2009. The year-over-year change was primarily due to higher depreciation expense and lower gains from disposition of operating properties.
Owned and Managed Portfolio Operating Results
Occupancy in our operating portfolio was 91.8 percent at June 30, 2010, up 130 basis points from March 31, 2010. Average occupancy during the second quarter was 90.1 percent. Cash-basis same store net operating income, without the effect of lease termination fees, decreased 6.0 percent in the second quarter of 2010 compared with the same period in 2009, driven primarily by lower average same store occupancy and increased levels of free rent. Average rent on renewals and rollovers in our operating portfolio decreased 11.2 percent for the trailing four quarters ended June 30, 2010.
Leasing Activity
We commenced leases totaling approximately 7.9 million square feet (735,400 square meters) in our global operating portfolio during the quarter and 33.9 million square feet (3.2 million square meters) for the trailing four quarters ended June 30, 2010. In addition, we leased approximately 1.6 million square feet (149,300 square meters) in our global development portfolio during the quarter.
Investment Activity
During the quarter, acquisitions totaled $42.7 million, including $29.4 million for AMB Europe Fund I and $13.3 million for our wholly-owned portfolio. We also acquired a land parcel in Brazil, the second acquisition through our joint venture with Cyrela Commercial Properties (CCP). The 48 acres have estimated build-out potential of 728,800 square feet (67,700 square meters).
Subsequent to quarter end, our two open-ended funds received capital commitments comprising:
■	$50.5 million in third-party equity in AMB U.S. Logistics Fund; and

■	$42.8 million in third-party equity in AMB Europe Fund I.

Disposition Activities
During the second quarter, we completed property dispositions and contributions of $35 million, with a 6.0 percent capitalization rate, comprising:
■	The sale of five properties in the Americas for an aggregate price of $12.6 million; and

■	The transfer of two assets to AMB Europe Fund I in exchange for additional units equal to the fair value of the assets, of $22.4 million.

During the first half of 2010, we completed property dispositions and contributions of $57.9 million, with a stabilized capitalization rate of 6.9 percent.
Financing Activities
On April 12, 2010, we completed the issuance and sale of approximately 18.2 million shares of our common stock in a public offering at a price of $27.50 per share, generating approximately $479 million in net proceeds. We used the proceeds for general corporate purposes, including the reduction of borrowings on our lines of credit and the funding of equity investments into AMB U.S. Logistics Fund.
We completed more than $428 million of debt repayments and extensions during the second quarter and $678 million year to date. Our share of total debt was reduced by approximately $264 million during the quarter, and at June 30, 2010, our share of total debt to share of total assets was 40.5 percent, as compared to 44.8 percent at the end of the first quarter of 2010.
Our liquidity at June 30, 2010 was approximately $1.5 billion, consisting of more than $1.2 billion of availability on our lines of credit and approximately $292 million of unrestricted cash and cash equivalents.
Subsequent to quarter end, we closed two yen-denominated financing transactions in Japan totaling $189 million (USD equivalent). The financings consisted of a $113 million 10-year unsecured corporate term-loan at a fixed rate of 3.25 percent and a $76 million non-recourse seven-year mortgage loan at a 2.9 percent fixed rate. The proceeds from both financings were used to pay down borrowings on our yen line of credit.
SUPPLEMENTAL EARNINGS MEASURES
Included in the footnotes to our attached financial statements is a discussion of why management believes FFO, as adjusted, and FFOPS, as adjusted (or, the FFO Measures, as adjusted) are useful supplemental measures of operating performance, ways in which investors might use the FFO Measures, as adjusted, when assessing our financial performance and the limitations of the FFO Measures, as adjusted, as a measurement tool. Reconciliation from net income to the FFO Measures, as adjusted, is provided in the attached tables.
We define NOI as rental revenues, including reimbursements, less property operating expenses. NOI excludes depreciation, amortization, general and administrative expenses, restructuring charges, real estate impairment losses, development profits (losses), gains (losses) from sale or contribution of real estate interests, and interest expense. We believe that net income, as defined by GAAP, is the most appropriate earnings measure. However, NOI is a useful supplemental measure calculated to help investors understand our operating performance, excluding the effects of gains (losses), costs and expenses which are not related to the performance of the assets. NOI is widely used by the real estate industry as a useful supplemental measure, which helps investors compare our operating performance with that of other companies. Real estate impairment losses have been excluded in deriving NOI because we do not consider our impairment losses to be a property operating expense. We believe that the exclusion of impairment losses from NOI is a common methodology used in the real estate industry. Real estate impairment losses relate to the changing values of our assets but do not reflect the current operating performance of the assets with respect to their revenues or expenses. Our real estate impairment losses are non-cash charges which represent the write down in the value of assets when estimated fair value over the holding period is lower than current carrying value. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted underlying real estate values. Therefore, the impairment charges are not related to the current performance of our real estate operations and should be excluded from our calculation of NOI.
We consider SS NOI to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. We define Cash-basis SS NOI as NOI on a same store basis excluding straight line rents and amortization of lease intangibles. Same store pool includes all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2008. We consider SS NOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps investors compare the operating performance of our real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, real estate impairment losses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI. Reconciliation from net income to SS NOI is provided in the attached tables.

The following table reconciles consolidated cash-basis SS NOI and NOI from net loss for the three and six months ended June 30, 2010 and 2009 (dollars in thousands):

	For the Quarters Ended		For the Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income (loss)	$9,313	$29,034	$8,693	$(94,322)
Private capital income	(6,845)	(7,795)	(14,290)	(19,490)
Depreciation and amortization	48,278	38,523	96,667	80,427
Real estate impairment losses	—	—	—	175,887
General and administrative and fund costs	30,246	25,963	62,511	57,538
Restructuring charges	872	3,824	3,845	3,824
Total other income and expenses	26,094	20,824	50,931	26,778
Total discontinued operations	(4,659)	(12,549)	(4,904)	(31,418)

NOI	103,299	97,824	203,453	199,224
Less non same-store NOI	(17,894)	(9,562)	(33,440)	(20,293)
Less non cash adjustments(1)	(2,698)	77	(5,219)	(350)

Cash-basis same-store NOI	$82,707	$88,339	$164,794	$178,581

Less lease termination fees	$(596)	$(478)	$(1,233)	$(1,261)

Cash-basis same-store NOI, excluding lease termination fees	$82,111	$87,861	$163,561	$177,320

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
“Owned and managed” is defined by us as assets in which we have at least a 10 percent ownership interest, are the property or asset manager, and which we currently intend to hold for the long-term.
We are an owner, operator and developer of global industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of June 30, 2010, we owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 156.1 million square feet (14.5 million square meters) in 48 markets within 15 countries. We invest in properties located predominantly in the infill submarkets of our targeted markets. Our portfolio comprises High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
FORWARD LOOKING STATEMENTS
Some of the information included in this report contains forward-looking statements, such as those related to estimated build-out potential of our acquisitions, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve numerous risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “forecasting,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indicators of whether, or the time at which, such performance or results will be achieved. There is no assurance that the events or circumstances reflected in forward-looking statements will occur or be achieved. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in general economic conditions in California, the U.S. or globally (including financial market fluctuations), global trade or in the real estate sector (including risks relating to decreasing real estate valuations and impairment charges); risks associated with using debt to fund our business activities, including refinancing and interest rate risks (including inflation risks); our failure to obtain, renew, or extend necessary financing or access the debt or equity markets; our failure to maintain our current credit agency ratings or comply with our debt covenants; risks related to our obligations in the event of certain defaults under co-investment venture and other debt; risks associated with equity and debt securities financings and issuances (including the risk of dilution); defaults on or non-renewal of leases by customers or renewal at lower than expected rent or failure to lease at all or on expected terms; difficulties in identifying properties, portfolios of properties, or interests in real-estate related entities or platforms to acquire and in effecting acquisitions on advantageous terms and the failure of acquisitions to perform as we expect; unknown liabilities acquired in connection with the acquired properties, portfolios of properties, or interests in real-estate related entities; our failure to successfully integrate acquired properties and operations; risks and uncertainties affecting property development, redevelopment and value-added conversion (including construction delays, cost overruns, our inability to obtain necessary permits and financing, our inability to lease properties at all or at favorable rents and terms, and public opposition to these activities); our failure to set up additional funds, attract additional investment in existing funds or to contribute properties to our co-investment ventures due to such factors as our inability to acquire, develop, or lease properties that meet the investment criteria of such ventures, or the co-investment ventures’ inability to access debt and equity capital to pay for property contributions or their allocation of available capital to cover other capital requirements; risks and uncertainties relating to the disposition of properties to third parties and our ability to effect such transactions on advantageous terms and to timely reinvest proceeds from any such dispositions; risks of doing business internationally and global expansion, including unfamiliarity with the new markets and currency and hedging risks; risks of changing personnel and roles; risks related to suspending, reducing or changing our dividends; losses in excess of our insurance coverage; changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws; increases in real property tax rates; risks associated with our tax structuring; increases in interest rates and operating costs or greater than expected capital expenditures; environmental uncertainties; risks related to natural disasters; and our failure to qualify and maintain our status as a real estate investment trust. Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the year ended December 31, 2009.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Quarters Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Revenues
Rental revenues	$151,773	$140,777	$301,306	$291,253
Private capital revenues	6,845	7,795	14,290	19,490

Total revenues	158,618	148,572	315,596	310,743

Costs and expenses
Property operating costs	(48,474)	(42,953)	(97,853)	(92,029)
Depreciation and amortization	(48,278)	(38,523)	(96,667)	(80,427)
General and administrative	(30,093)	(25,641)	(62,043)	(56,954)
Restructuring charges	(872)	(3,824)	(3,845)	(3,824)
Fund costs	(153)	(322)	(468)	(584)
Real estate impairment losses	—	—	—	(175,887)
Other expenses(1)	1,271	(4,207)	80	(3,545)

Total costs and expenses	(126,599)	(115,470)	(260,796)	(413,250)

Other income and expenses
Development profits, net of taxes	199	—	5,002	33,286
Equity in earnings of unconsolidated joint ventures, net	5,193	4,284	9,068	4,250
Other income(1)	448	7,528	737	459
Interest expense, including amortization	(32,626)	(27,772)	(65,239)	(60,571)
Loss on early extinguishment of debt	(579)	(657)	(579)	(657)

Total other income and expenses, net	(27,365)	(16,617)	(51,011)	(23,233)

Income (loss) from continuing operations	4,654	16,485	3,789	(125,740)
Discontinued operations
Income attributable to discontinued operations	411	2,459	656	2,714
Gains from sale of real estate interests, net of taxes	4,248	10,090	4,248	28,704

Total discontinued operations	4,659	12,549	4,904	31,418

Net income (loss)	9,313	29,034	8,693	(94,322)
Noncontrolling interests’ share of net income (loss)
Joint venture partners’ share of net income	(2,068)	(4,949)	(1,693)	(2,771)
Joint venture partners’ and limited partnership unitholders’ share of development profits	21	—	(85)	(1,108)
Preferred unitholders	—	(1,432)	—	(2,864)
Limited partnership unitholders	(75)	(1,279)	125	4,041

Total noncontrolling interests’ share of net income (loss)	(2,122)	(7,660)	(1,653)	(2,702)

Net income (loss) attributable to AMB Property Corporation	7,191	21,374	7,040	(97,024)
Preferred stock dividends	(3,952)	(3,952)	(7,904)	(7,904)
Allocation to participating securities(2)	(342)	(260)	(684)	(521)

Net income (loss) available to common stockholders	$2,897	$17,162	$(1,548)	$(105,449)

Net income (loss) per common share (diluted)	$0.02	$0.12	$(0.01)	$(0.86)

Weighted average common shares (diluted)	165,658	145,380	156,793	121,991

(1)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan for the three and six months ended June 30, 2010 of $(1,615) and $(696), respectively.

(2)	Represents net income attributable to AMB Property Corporation, net of preferred stock dividends, allocated to outstanding unvested restricted shares. For the three and six months ended June 30, 2010, there were 1,222 unvested restricted shares outstanding. For the three and six months ended June 30, 2009, there were 930 unvested restricted shares outstanding.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS, AS ADJUSTED(1)
(in thousands, except per share data)

	For the Quarters Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Net income (loss) available to common stockholders	$2,897	$17,162	$(1,548)	$(105,449)
Gains from sale or contribution of real estate interests, net of taxes	(4,248)	(10,090)	(4,248)	(28,704)
Depreciation and amortization
Total depreciation and amortization	48,278	38,523	96,667	80,427
Discontinued operations’ depreciation	243	793	514	2,348
Non-real estate depreciation	(2,012)	(1,953)	(4,557)	(4,090)
Adjustment for depreciation on development profits	—	—	(1,546)	—
Adjustments to derive FFO, as adjusted from consolidated joint ventures
Joint venture partners’ noncontrolling interests (Net income)	2,068	4,949	1,693	2,771
Limited partnership unitholders’ noncontrolling interests (Net income (loss))	75	1,279	(125)	(4,041)
Limited partnership unitholders’ noncontrolling interests (Development (losses) profits)	(2)	—	104	1,108
FFO, as adjusted attributable to noncontrolling interests	(7,562)	(7,151)	(12,942)	(15,739)
Adjustments to derive FFO, as adjusted from unconsolidated joint ventures
AMB’s share of net income	(5,193)	(4,284)	(9,068)	(4,250)
AMB’s share of FFO, as adjusted	15,444	11,786	29,897	23,921
Adjustments for impairments, restructuring charges and debt extinguishment
Real estate impairment losses	—	—	—	175,887
Discontinued operations’ real estate impairment losses	—	—	—	5,966
Restructuring charges	872	3,824	3,845	3,824
Loss on early extinguishment of debt	579	657	579	657
Allocation to participating securities(2)	(31)	(86)	(73)	(474)

Funds from operations, as adjusted(1)	$51,408	$55,409	$99,192	$134,162

FFO, as adjusted per common share and unit (diluted)	$0.30	$0.37	$0.62	$1.07

Weighted average common shares and units (diluted)	169,006	148,815	160,941	125,451

(1)	Funds From Operations, as adjusted (“FFO, as adjusted”) and Funds From Operations Per Share and Unit, as adjusted (“FFOPS, as adjusted”) (together with FFO, as adjusted and FFOPS, as adjusted, the “FFO Measures, as adjusted”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, as adjusted (or FFO, as adjusted) and FFO, as adjusted, per share and unit (or FFOPS, as adjusted) to be useful supplemental measures of its operating performance. AMB defines FFOPS, as adjusted, as FFO, as adjusted, per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO, as adjusted, as net income (or loss) available to common stockholders, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO, as adjusted, of consolidated and unconsolidated joint ventures. This calculation also includes adjustments for items as described below.

Unless stated otherwise, AMB includes the gains from development, including those from value-added conversion projects, before depreciation recapture, as a component of FFO, as adjusted. AMB believes gains from development should be included in FFO, as adjusted, to more completely reflect the performance of one of our lines of business. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, as adjusted, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in funds from operations. However, AMB’s interpretation of FFO, as adjusted, or FFOPS, as adjusted, may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to funds from operations or funds from operations per share and unit reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a joint venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO, as adjusted, gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO, as adjusted, will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO, as adjusted.

In addition, AMB calculates FFO, as adjusted, to exclude impairment and restructuring charges, debt extinguishment losses and the Series D preferred unit redemption discount. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. The restructuring charges reflected costs associated with AMB’s reduction in global headcount and cost structure. Debt extinguishment losses generally included the costs of repurchasing debt securities. AMB repurchased certain tranches of senior unsecured debt to manage its debt maturities in response to the current financing environment, resulting in greater debt extinguishment costs. The Series D preferred unit redemption discount reflects the gain associated with the discount to liquidation preference in the Series D preferred unit redemption price less costs incurred as a result of the redemption. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on AMB’s results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure AMB’s performance and the value of AMB’s long-term investment decisions and strategies. Management believes FFO, as adjusted, is significant and useful to both it and its investors. FFO, as adjusted, more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment and unobscured by costs (or gains) resulting from AMB’s management of its financing profile in response to the tightening of the capital markets. However, in addition to the limitations of FFO Measures, as adjusted, generally discussed below, FFO, as adjusted, does not present a comprehensive measure of AMB’s financial condition and operating performance. This measure is a modification of the NAREIT definition of funds from operations and should not be used as an alternative to net income or cash as defined by U.S. GAAP.

AMB believes that the FFO Measures, as adjusted, are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, the FFO Measures, as adjusted, are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income available to common stockholders, as defined by U.S. GAAP. AMB believes that the use of the FFO Measures, as adjusted, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers the FFO Measures, as adjusted, to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, the FFO Measures, as adjusted, can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While funds from operations and funds from operations per share and unit are relevant and widely used measures of operating performance of real estate investment trusts, the FFO Measures, as adjusted, do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. The FFO Measures, as adjusted, also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are the FFO Measures, as adjusted, necessarily indicative of cash available to fund AMB’s future cash requirements. Management compensates for the limitations of the FFO Measures, as adjusted, by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of the FFO Measures, as adjusted, and a reconciliation of the FFO Measures, as adjusted, to net income available to common stockholders, a U.S. GAAP measurement.

(2)	Represents amount of FFO allocated to outstanding unvested restricted shares. For the three and six months ended June 30, 2010, there were 1,222 unvested restricted shares. For the three and six months ended June 30, 2009, there were 930 unvested restricted shares.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	June 30, 2010	December 31, 2009
Assets
Investments in real estate
Total investments in properties	$6,834,736	$6,708,660
Accumulated depreciation and amortization	(1,196,321)	(1,113,808)

Net investments in properties	5,638,415	5,594,852
Investments in unconsolidated joint ventures	687,201	462,130
Properties held for sale or contribution, net	131,155	214,426

Net investments in real estate	6,456,771	6,271,408
Cash and cash equivalents and restricted cash	240,694	206,077
Accounts receivable, net	156,655	155,958
Other assets	205,872	208,515

Total assets	$7,059,992	$6,841,958

Liabilities and equity
Liabilities
Secured debt	$944,787	$1,096,554
Unsecured senior debt	1,156,361	1,155,529
Unsecured credit facilities	422,483	477,630
Other debt	471,024	482,883
Accounts payable and other liabilities	346,027	338,042

Total liabilities	3,340,682	3,550,638

Equity
Stockholders’ equity
Common equity	3,127,926	2,716,604
Preferred equity	223,412	223,412

Total stockholders’ equity	3,351,338	2,940,016
Noncontrolling interests
Joint venture partners	306,414	289,909
Limited partnership unitholders	61,558	61,395

Total noncontrolling interests	367,972	351,304

Total equity	3,719,310	3,291,320

Total liabilities and equity	$7,059,992	$6,841,958

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits:

Exhibit
Number	Description

99.1	AMB Property Corporation Press Release dated July 21, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: July 21, 2010	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary

Exhibits

Exhibit
Number	Description

99.1	AMB Property Corporation Press Release dated July 21, 2010.